UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 8, 2008
     ACE*COMM Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-21059	52-1283030

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland		20878

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		301-721-3000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Board of Directors of ACE*COMM Corporation (the “Company”) announced the appointment of Gino Picasso to its Board of Directors, effective February 8, 2008. Mr. Picasso is the co-founder and Chief Executive Officer of MAP International, a company providing financial transactions and electronic payment infrastructure. He previously served as the Chief Executive Officer of Mobile 365, a mobile messaging and data services company. Prior to his leadership of Mobile 365, Mr. Picasso was with Chesapeake Partners, a private equity firm. In connection with this appointment, Mr. Picasso has been appointed to serve on the Audit Committee, Compensation Committee and the Nominating Committee of the Board of Directors. There is no arrangement or understanding between Mr. Picasso and any other persons pursuant to which he was selected as a director of the Company. In addition, there is no transaction between Mr. Picasso and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.
     In relation to his retirement, the Company also announced the resignation of William Grimes from the Board of Directors of the Company on February 8, 2008. Mr. Grimes continues to be a large shareholder in the Company.
     A copy of the Company’s press release announcing the appointment of Mr. Picasso to the Company’s Board of Directors and containing additional biographical information, and the resignation of Mr. Grimes from the Company’s Board of Directors, is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in Exhibit 99.1 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated February 12, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION (Registrant)
Date: February 14, 2008	/s/ Steven R. Delmar
	Name:	Steven R. Delmar
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release dated February 12, 2008